Exhibit 23.5

CONSENT OF ERNST & YOUNG LLP

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 14, 2001, with respect to the consolidated statements of operations, stockholders’ equity and cash flows and schedule of Medstone International, Inc. for the year ended December 31, 2000 included in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-110974) and related Prospectus of Prime Medical Services, Inc.

/s/ Ernst & Young LLP

Orange County, California

December 29, 2003